 Exhibit 99.1
7961 SHAFFER PARKWAY
SUITE 5
LITTLETON, COLORADO 80127
TELEPHONE (720) 981-1185
FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE Amex Equities Stock Exchange

NEWS

Vista Gold Corp. Provides Comprehensive Update for the Paredones Amarillos Gold Project

Denver, Colorado - July 19, 2010 – Vista Gold Corp. (“Vista” or the “Company”) (TSX & NYSE Amex Equities: VGZ) announced an update on its wholly owned Paredones Amarillos gold project (the "Project") located in Baja California Sur, Mexico ("BCS").  The update discusses the status of the Change of Forest Land Use ("CUSF") permit application, technical programs in progress, and a general overview of the development of the Project.  The Project is held by Vista's wholly owned Mexican subsidiary, Minera Paredones Amarillos, S.A. de C.V. ("MPA").

Change of Forest Land Use Permit Application Status

On February 19, 2010, the Company announced that the Mexican Secretariat of Environment and Natural Resources ("SEMARNAT") had dismissed the Company’s application for the CUSF.  In its dismissal, SEMARNAT had questioned the validity of the Temporary Occupation Permits ("TOP") issued by the General Direction of Mines in the Secretariat of Economy, which were required as part of the CUSF application.  SEMARNAT also identified the need for additional technical studies.

The Project is located in a special use area on the northern limit of the buffer zone of the Sierra de La Laguna Biosphere (the “Biosphere”).  In the immediate Project area, the surface land is divided between land owned directly by the Company and a parcel of federal land which has yet to be defined by a survey on the ground.  The TOP apply to both the privately held land and the federal land.  In questioning the validity of the TOP, SEMARNAT has requested confirmation of the boundaries of the federal land, and is seeking to determine if some or part of the federal land is subject to a prior request by the Mexican National Commission for Natural Protected Areas ("CONANP") to be the administrator of the federal land. The Company expects that the Secretariat of Agrarian Reform ("SRA") will release shortly the survey results and clarify what part of the federal land is subject to CONANP’s claim. Subsequently, MPA expects SRA to grant CONANP's request to become the administrator of the applicable part of the federal land in accordance with their previous request. CONANP has indicated that it will administer the federal land which lies within the buffer zone of the Biosphere in accordance with the established management plan, which authorizes mining activities in the area of the Project.  The Company expects this process to result in the validation of the TOP and recognition of such by SEMARNAT.  Following the validation of the TOP, MPA will submit a new CUSF application.  The timing for completion of these types of bureaucratic processes is uncertain but the Company hopes to be in a position to submit the CUSF application by the end of the third quarter of this year.

MPA is also working to resolve the minor deficiencies identified in SEMARNAT’s dismissal of the CUSF application (please refer to Vista's press release dated February 19, 2010). MPA has contracted SRK Consulting (U.S.), Inc. of Denver, Colorado, and several BCS academic institutions to review, analyze and validate some of the information submitted as part of the CUSF application. This will include additional hydrogeologic studies, surface run-off calculations and a review of certain baseline environmental data.  The results will be submitted as part of the CUSF application. MPA has retained the services of Herrera Ordonez Abogados, a law firm based in Mexico City, to compile and submit the new CUSF application. The principal lawyer in charge of MPA’s work is Mr. Hector Herrera who is a past chairman of the Mexican Bar Association’s Environmental Commission and has an extensive background in working with SEMARNAT.

Preliminary Project Design, Permitting Support and Other Activities

Vista has contracted ICA Fluor with offices in Mexico City, Mexico, and Dublin, California, to be the engineering, procurement and construction management contractor for the Project.  ICA Fluor's initial scope of work includes basic engineering in support of permitting activities.  ICA Fluor is coordinating design work on the access road, main power transmission line, processing plant, tailings impoundment facility, desalination plant and water supply pipeline.

Following the submission of the new CUSF application, MPA intends to present to SEMARNAT the documents to modify and extend the Project’s environmental permits that were issued in 1997 and, unless extended by MPA, will expire in 2012.  The modifications will reflect the many design changes made to improve the Project and enhance environmental protections which are now incorporated into Vista’s proposed development.

MPA is in the process of finalizing the remaining rights-of-way for the power transmission line and water supply pipeline and is also in the process of preparing appropriate permit applications for both.

VWS Mexico, S.A. de C.V. has been contracted to provide engineering and permitting support for the desalination plant. Final studies for the design of the facility are in progress and will be completed shortly.  Upon completion, the Company intends to file the appropriate permit applications.

MPA has established ASUDES, a civil association (similar in function to a foundation). The goals of ASUDES are to promote improved access to health care and more educational opportunities for members of the Project’s community.  A number of programs have been established in the area of health and education which have been well received by the local communities.

Fred Earnest, Vista's President and COO, stated, "We have made significant progress in establishing a better understanding of the Project’s permitting status and have improved our working relationship with the regulatory agencies involved. Our recently appointed General Manager, Hector Araya, has come up to speed very quickly and is building strong relationships with the community and local leaders of public opinion.  We are working towards submitting the new CUSF application by the end of the third quarter, and if that occurs, we would expect it to be processed and approved early in the first quarter of 2011. In the meantime, we are undertaking various engineering programs to minimize the construction period, currently estimated to be fifteen months, which means that gold production could start by mid 2012.”

About Vista Gold Corp.

Vista is focused on the development of the Paredones Amarillos gold project in Baja California Sur, Mexico, and the Mt. Todd gold project in Northern Territory, Australia, to achieve its goal of becoming a gold producer. Vista’s other holdings include the Guadalupe de los Reyes gold project in Mexico, the Yellow Pine gold project in Idaho, the Awak Mas gold project in Indonesia, and the Long Valley gold project in California. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, the amendment of the CUSF application and the anticipated re-filing of the CUSF application  with  SEMARNAT, the Company’s  belief  that SEMARNAT’s comments on the CUSF application are without legal merit or beyond the scope of SEMARNAT’s legal authority, the possible court challenge to SEMARNAT’s notice, the Company’s strategy for advancement of the permitting process for the Project, the possible reduction of reserves at the Project if the CUSF cannot be obtained, the timing for commencement of construction, development and production for the Project, estimates of mineral resources and mineral reserves, the potential to enhance the project economics of the Mt. Todd gold project through additional resource drilling, the timing for completion and expected results of the pre-feasibility study, favorable effects of Mt. Todd gold project economics, the results of the preliminary economic assessment, and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “potential”, “indicate”, “expect”, “intend”, “hopes”, “believe”, “may”, “will”, “if”, “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty regarding the amendment and re-filing of the CUSF application, uncertainty regarding SEMARNAT’s review of the amended CUSF application, risks related to the Company’s failure to obtain approval of the CUSF application and begin construction of its Project, including unanticipated delays in beginning construction of the project due to a lack of obtaining the CUSF and the possible reduction of mineral reserves to mineral resources, uncertainty regarding potential court action against SEMARNAT in relation to the dismissal of the CUSF application and risks related to the outcome of such court action, including failure to receive approval of the CUSF application, uncertainty regarding the Company’s legal challenges to SEMARNAT’s issues with the CUSF application and SEMARNAT’s authority in reviewing the CUSF application, uncertainty and risks regarding any political factors influencing the approval of the CUSF application, possible impairment or write down of the carrying value of the Project if the CUSF is not granted,  uncertainty of resource and reserve estimates, estimates of results based on such resource and reserve estimates, risks relating to cost increases for capital and operating costs, risks relating to delays in the completion of the drilling program, risks related to the adequacy of the design of the drilling program, risks regarding the pre-feasibility study, risks relating to the delays at the Mt. Todd gold project, risks related to the ability to obtain the necessary permits, risks of shortages and fluctuating costs of equipment or supplies, risks relating to fluctuations in the price of gold, the inherently hazardous nature of mining-related activities, potential effects on Vista’s operations of environmental regulations in the countries in which it operates, risks due to legal proceedings, risks relating to political and economic instability in certain countries in which Vista operates, risks related to repayment of debt, risks related to increased leverage and uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed under the headings “Uncertainty of Forward-Looking Statements” and “Risk Factors” in Vista’s latest Annual Report on Form 10-K as filed on March 16, 2010 and Quarterly Report on Form 10-Q, as filed May 10, 2010, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information, whether as a result of new information, future events or otherwise.

Without limiting the foregoing, this press release uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”).  NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosures an issuer makes of scientific and technical information concerning mineral projects.  All mineral resource estimates contained in this press release, including the terms “measured mineral resources,” “indicated mineral resources” and “inferred mineral resources”, have been prepared in accordance with NI 43-101, and these standards differ significantly from the requirements of the U.S. Securities and Exchange Commission.  Mineral resources that are not mineral reserves have no demonstrated economic viability.  The resource information contained in this press release is not comparable to similar information disclosed by U.S. companies.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.